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CHARTER
OF
VARSITY/INTROPA TOURS, INC.

The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1.  The name of the corporation is Varsity/Intropa Tours, Inc.

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[NOTE: Pursuant to Tennessee Code Annotated Section 48-14-101(a)(1), each corporation name must contain the word "corporation", "incorporated", "company" or "limited" or the abbreviation "corp", "inc.", "co." or "ltd.".]

2.  The number of shares of stock the corporation is authorized to issue is
    10,000

3.  (a) The complete address of the corporation's initial registered office in Tennessee is c/o C T CORPORATION SYSTEM;
530 Gay Street,                        Knoxville,              Tennessee 37902
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Street Address                           City                    State, Zip Code
County of Knox.
[NOTE: A street address and a zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(3).]

    (b) The name of the initial registered agent, to be located at the address listed in 3(a), is

                             C T CORPORATION SYSTEM
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4.  The name and complete address of each incorporator is:

Nina J. Zalenski        321 N. Clark St., Chicago, Illinois              60610
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Name                                Address                             Zip Code

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Name                                Address                             Zip Code

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Name                                Address                             Zip Code

[NOTE: An address and zip code are both required by Tennessee Code Annotated
Section 48-12-102(a)(4).]

5.  The complete address of the corporation's principal office is:

2525 Horizon Lake Drive,     Memphis,             Tennessee              38133

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Street Address                City              State/Country           Zip Code

[NOTE: A street address and a zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(5).]

6.  The corporation is for profit.

7.  Other provisions:

     [NOTE: Insert here any provision(s) desired and permitted by law. Examples: names and addresses of persons serving as the initial board of directors, business purpose(s) of the corporation, management or regulation of affairs of the corporation, provision limiting the personal liability of directors for monetary damages for breach of fiduciary duty, etc. See Tennessee Code Annotated
Section 48-12-102(b).]

Nov. 11, 1999                      /s/ Nina J. Zalenski
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Signature Date                     Incorporator's Signature

                                   Nina J. Zalenski
                                   ---------------------------------------------
                                   Incorporator's Name (typed or printed)